UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
October 1, 2019
Date of Report (Date of earliest event reported)
HCP, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-08895	33-0091377
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification Number)

1920 Main Street, Suite 1200
Irvine, CA 92614
(Address of principal executive offices) (Zip Code)

(949) 407-0700
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HCP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.
On October 1, 2019, HCP, Inc. (the “Company”) issued a press release announcing the entry into definitive agreements regarding transactions with Brookdale Senior Living Inc. The Company intends to use presentation materials related to these transactions. Copies of the press release and presentation materials are furnished herewith as Exhibits 99.1 and 99.2, respectively, and are incorporated by reference herein solely for purposes of this Item 7.01 disclosure.
The information set forth in this Item 7.01 and the related information in Exhibits 99.1 and 99.2 attached hereto are being furnished to, and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be incorporated by reference in any filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference therein.

Item 9.01	Financial Statements and Exhibits.
(d)    Exhibits.

No.	Description
99.1	Press Release dated October 1, 2019.
99.2	Brookdale Transactions Presentation dated October 2019.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date:  October 1, 2019

HCP, Inc.
By: /s/ Troy E. McHenry
Troy E. McHenry
Executive Vice President, General Counsel and
Corporate Secretary